SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
February 28, 2003

          Collegiate Funding of Delaware, L.L.C. (as Depositor under a Trust Agreement dated as of February 1, 2003)

COLLEGIATE FUNDING OF DELAWARE, L.L.C.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-102258 (Commission File Number)	13-1812121 (IRS Employer Identification No.)

100 Riverside Parkway, Suite 125, Fredericksburg, Virginia   22406
     (Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (540) 374-1600

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

          This Current Report on Form 8-K is being filed with respect to certain agreements entered into in connection with the issuance by Collegiate Funding Services Education Loan Trust 2003-A of $838,775,000 aggregate principal amount of Student Loan Asset-Backed Notes, Series 2003-A.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (c) Exhibits

                      Exhibit No.

                      1.1      Underwriting Agreement, dated as of February 25, 2003, among Salomon Smith Barney Inc., UBS PaineWebber Inc. and UBS Warburg LLC, as underwriters, the Registrant and Collegiate Funding Services, L.L.C.

                      4.1      An Indenture of Trust, dated as of February 1, 2003, among Collegiate Funding Services Education Loan Trust 2003-A, U.S. Bank National Association, as eligible lender trustee for the Issuer, and as indenture trustee.

                      99.1      Trust Agreement, dated as of February 1, 2003, among Collegiate Funding of Delaware, L.L.C., as Depositor, and Wilmington Trust Company, as Delaware Trustee, and a related Certificate of Trust.

                      99.2      Administration Agreement, dated as of February 1, 2003, among Collegiate Funding Services Education Loan Trust 2003-A and Collegiate Funding Portfolio Administration, L.L.C.

                      99.3      Master Servicing Agreement, dated as of February 1, 2003, among Collegiate Funding Services Education Loan Trust 2003-A and Collegiate Funding Master Servicing, L.L.C.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLEGIATE FUNDING OF DELAWARE, L.L.C.
(Registrant)

Date: March 17, 2003	By: /s/ Kevin A. Landgraver Name: Kevin A. Landgraver Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 25, 2003, among Salomon Smith Barney Inc., UBS PaineWebber Inc. and UBS Warburg LLC, as underwriters, the Registrant and Collegiate Funding Services, L.L.C.

4.1	Indenture of Trust, dated as of February 1, 2003, among Collegiate Funding Services Education Loan Trust 2003-A, U.S. Bank National Association, as eligible lender trustee for the Issuer, and as indenture trustee.

99.1	Trust Agreement, dated as of February 1, 2003, among Collegiate Funding of Delaware, L.L.C., as Depositor, and Wilmington Trust Company, as Delaware Trustee, and a related Certificate of Trust.

99.2	Administration Agreement, dated as of February 1, 2003, among Collegiate Funding Services Education Loan Trust 2003-A and Collegiate Funding Portfolio Administration, L.L.C.

99.3	Master Servicing Agreement, dated as of February 1, 2003, among Collegiate Funding Services Education Loan Trust 2003-A and Collegiate Funding Master Servicing, L.L.C.